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                                                                    EXHIBIT 10.2
                              CONSULTING AGREEMENT

         This CONSULTING AGREEMENT (the "Agreement") made as of this 20th day of July, 2000 ("Effective Date") by and between GigaPixel Corporation, a Delaware corporation ("Company"), and George T. Haber ("Consultant").

         WHEREAS, GigaPixel desires consulting and similar services relating to GigaPixel's business; and

         WHEREAS, Consultant desires to contract with the Company to perform such services.

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter recited, the sufficiency of which is hereby acknowledged, the parties agree as follows;

         1. Consultancy. The Consultant shall serve as a consultant to the Company for a period commencing on the date of this Agreement for a period of two (2) years unless earlier terminated in accordance with Section 9 of this Agreement.

         2. Scope of Work. The Consultant shall perform the services set forth in Exhibit A attached hereto (the "Services"). Any additions to or modifications of the Services shall be set forth in writing and shall be signed by both parties. The performance of services and compensation therefore necessary to the completion of such additions or modifications shall be governed by this Agreement unless otherwise described in the written agreement of the parties.

         3. Performance Bonus Advance. Within sixty days after commencement of Consultant's services under this Agreement, the Company shall pay to the Consultant, in advance of the performance of two (2) full years of service under this Agreement, a performance bonus in the amount of $300,000 ("Performance Bonus").

         4. Repayment Obligation. Concurrently herewith, the Consultant shall execute the contingent recourse non-negotiable promissory note attached hereto as Exhibit B (the "Note"). The Note shall provide that in the event that the Consultant, as maker of the Note, ceased to be engaged as a consultant or employee by the Company (or its successors or assigns) prior to the two year anniversary of the Effective Date of this Agreement, the principal balance of the Note shall become payable no later than one day after the termination of the consulting or employment relationship between the Consultant and the Company. Notwithstanding the foregoing, the Note shall also provide that if the Consultant ceases to be engaged as a consultant or employed by the Company for any of the following reasons, the repayment obligation therein shall not apply:

            (a) Death or permanent disability of Consultant;

            (b) Assignment of this Agreement to a subsidiary, parent, successor or affiliate of the Company.

         5. Consulting Fees. The Company agrees to pay the Consultant a flat fee of $400,000 for the Services promptly upon the commencement of the consultancy relationship between the Company and Consultant.

         6. Payments. The Company shall reimburse the Consultant for out-of-pocket expenses reasonably incurred by the Consultant in the performance of the Services upon the Consultant's submission of any request for reimbursement in a format consistent with the Company's policies from time to time in effect.

         7. Confidentiality. The Consultant acknowledges that Confidential Information (as defined in Section 8 of this Agreement) is of great value to the Company. Accordingly, the Consultant agrees not to divulge to anyone, either during or after the term of this Agreement, any Confidential Information obtained or developed by the Consultant during the term of this Agreement. Upon the expiration or earlier termination of this Agreement, the Consultant agrees to deliver to the Company all documents, papers, drawings, tabulations, reports and similar documentation which are furnished by the Company to the Consultant or were prepared by the Consultant in performance of the Services for the Company. Upon the expiration or termination of this Agreement, the Consultant



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agrees to make no further use or utilization of any Confidential Information.
The provisions of this Paragraph 7 shall survive the termination of this Agreement.

         8. Confidential Information. "Confidential Information," as used in this Agreement, shall mean information regarding the business affairs, operations, business opportunities, price and cost information, finances, customer names, prospects and customer lists, business plans, sales techniques, manuals, letters, notebooks, procedures, reports, products, processes, services, inventions, research and development, and other confidential information and knowledge concerning the Company or 3dfx Interactive, Inc., a California corporation ("3dfx"). The term "Confidential Information" shall not include information that (a) is or becomes generally available to the public through no violation of this Agreement, (b) was available to Consultant on a nonconfidential basis prior to disclosure to Consultant by the Company or 3dfx, or (c) becomes available to the Consultant on a nonconfidential basis from a source other than the Company or 3dfx, provided that such source is not bound by a confidentiality agreement with the Company or 3dfx.

         9. Termination. The Company shall have the right to terminate this Agreement at any time upon 15 days prior written notice to the Consultant. In addition, in the event either party fails to cure a breach of this Agreement within fifteen (15) days after receiving written notice thereof, then the non-breaching party may terminate this Agreement upon written notice to the breaching party. In the event of any termination of this Agreement, the Company shall make payments to the Consultant for all work performed in accordance with the terms and conditions of this Agreement up to the date of termination, and the Consultant shall immediately return to the Company, without limitation, all correspondence, reports, documents, drawings and any other items of whatever nature supplied to the Consultant by the Company or owned by the Company pursuant to this Agreement.

         10. Independent Contractor/Taxes. The Consultant is not an agent or employee of the Company and is not authorized to act on behalf of the Company. Except as required by a final determination by the Internal Revenue Service or state taxing authority and upon due notice to the other party, the Consultant and the Company each agrees that it will treat the Consultant as an independent contractor for tax purposes and file all tax and information returns and pay all applicable taxes on that basis.

         11. Assignment. The Consultant shall not assign this Agreement or any interest herein, nor delegate any obligation hereunder, without the prior written consent of the Company. The Company shall not assign its rights and obligations under this Agreement to any third party without the written consent of the Consultant, except that the Company may assign this Agreement to a subsidiary, parent, successor or affiliate of the Company without the consent of the Consultant.

         12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made between California residents and wholly to be performed in California.

         13. Headings. The headings in this Agreement are intended principally for convenience and shall not, by themselves, determine the rights and obligations of the parties to this Agreement.

         14. Notices. All notices, requests, demands, and other communications required by, or made in connection with, this Agreement or the transactions contemplated by this Agreement, shall be in writing and shall be deemed to have been duly given on the date of delivery, if delivered in person, or three days after mailing if mailed by certified or registered mail, postage prepaid, return receipt requested, addressed as follows:

         If to the Company:         GigaPixel Corporation
                                    4435 Fortran Drive
                                    San Jose, California 95134

         If to the Consultant:      George T. Haber
                                    890 Robb Road
                                    Palo Alto, CA 94306


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         Such addresses may be changed, from time to time, by means of a notice given in the manner provided in this Section 13.

         15. Severability. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent possible.

         16. Waiver. The waiver of any term or condition contained in this Agreement by any party to this Agreement shall not be construed as a waiver of a subsequent breach or failure of the same term or condition or a waiver of any other term or condition contained in this Agreement.

         17. Entire Agreement. This Agreement, together with the Note and Confidential Information and Inventions Agreement to be executed concurrently herewith, contain all of the terms and conditions agreed upon by the parties relating to its subject matter and supersedes any and all prior and contemporaneous agreements, negotiations, correspondence, understandings and communications of the parties, whether oral or written, respecting the subject matter herein.

         18. Counterpart Execution. This Agreement may be executed by facsimile and in counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


Company:                            GIGAPIXEL CORPORATION


                                    By:  /s/ Andrei M. Manoliu
                                         ---------------------------------------
                                    Print Name: Andrei M. Manoliu
                                                --------------------------------
                                    Title: Secretary
                                           -------------------------------------

Consultant:                         GEORGE T. HABER


                                    By:  /s/ George T. Haber
                                         ---------------------------------------
                                         George T. Haber


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                                                                       EXHIBIT A

                                    SERVICES

    o Business consulting services, based on prior knowledge and experience attained as a former president and chief executive officer of GigaPixel Corporation,

    o   General administrative and management services